EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of First Financial Bancorp:

Form S-8 No.  338-86781
Form S-3 No.  333-25745
Form S-3 No.  333-156841
Form S-3 No.  333-153751
Form S-8 No.  333-168675
Form S-8 No.  333-188593
Form S-3 No. 333-197771
Form S-8 No. 333-218188
Form S-3 No. 333-219554
Form S-4 No. 333-220583
Form S-3 ASR No. 333-233701

of our report dated February 21, 2020 relating to the 2019 consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe LLP

Indianapolis, Indiana
February 21, 2020